Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Director Stock Unit Plan of Unisys
Corporation of our reports dated January 18, 2000, with respect to the consolidated financial statements of Unisys Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 21, 2000